UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

Benitec Biopharma Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On May 22, 2026, the Board of Directors (the “Board”) of Benitec Biopharma Inc. (the “Company”) appointed David Friedman to serve as a director of the Board, effective as of such date. Mr. Friedman was appointed as a Class III member of the Board with a term lasting until the Company’s 2028 annual meeting of stockholders.

In connection with Mr. Friedman’s appointment to the Board, the Board approved the grant of options to purchase 35,000 shares of the Company’s common stock (“Common Stock”) to Mr. Friedman (the “Options”) under the Company’s 2020 Equity and Incentive Compensation Plan (the “Equity Plan”). The Options were granted as of May 26, 2026 (the “Grant Date”) with an exercise price equal to the closing price of the Common Stock as quoted on the Nasdaq Stock Market LLC on the Grant Date. The Options will vest in full on the earlier of immediately prior to the next annual meeting of stockholders and the first anniversary of the Grant Date. The Options will be subject to the terms and conditions of the Equity Plan and the Company’s standard form of stock option award agreement. Mr. Friedman will also be entitled to the compensation provided to the Company’s non-employee directors as described in the Company’s Definitive Proxy Statement on Schedule 14A filed on October 14, 2025. Mr. Friedman will also enter into the Company’s standard indemnification agreement for members of the Board, the form of which is attached as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed on September 22, 2025.

Other than the above Options grant, there have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and which Mr. Friedman, or any member of Mr. Friedman’s immediate family was or is to have a material interest, that would require disclosure under Item 404(a) of Regulation S-K.

Director Transition

On May 22, 2026, Megan Boston, the Company’s chief financial officer and secretary and a member of the Board since 2016, notified the Board of her decision to resign solely from the Board and rotated off the Board as part of the Company’s ongoing Board composition and governance review. Ms. Boston will continue in her capacity as chief financial officer and secretary. The resignation from the Board was effective as of May 22, 2026. Ms. Boston’s departure from the Board was not the result of any dispute or disagreement with the Company regarding any matter relating to the Company’s operations, policies, practices or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENITEC BIOPHARMA INC.

Date:	May 29, 2026	By:	/s/ Dr. Jerel A. Banks
Dr. Jerel A. Banks Chief Executive Officer